Exhibit (h)(26)

FUND OF FUNDS INVESTMENT AGREEMENT

THIS AGREEMENT, is made this 6th of January, 2022, by and among each trust identified on Schedule A (each a "Fidelity Trust"), on behalf of itself and its respective current and future series, as identified on Schedule A, severally and not jointly (each, an "Acquiring Fund"), and each trust identified on Schedule B (each, an "Underlying Trust"), on behalf of itself and its respective series identified on Schedule B, severally and not jointly (each, an "Acquired Fund" and together with the Acquiring Funds, the "Funds"), and shall be effective January 19, 2022.

WHEREAS, each Fund is registered with the U.S. Securities and Exchange Commission ("SEC") as an investment company under the Investment Company Act of 1940, as amended, (the "1940 Act");

WHEREAS, Section 12(d)(1)(A) of the 1940 Act limits the extent to which a registered investment company may invest in shares of other registered investment companies, Section 12(d)(1)(B) limits the extent to which a registered investment company, its principal underwriter or registered brokers or dealers may knowingly sell shares of such registered investment company to other investment companies, and Section 12(d)(1)(C) limits the extent to which an investment company may invest in the shares of a registered closed-end investment company;

WHEREAS, Rule 12d1-4 under the 1940 Act (the "Rule") permits registered investment companies, such as the Acquiring Funds, to invest in shares of other registered investment companies, such as the Acquired Funds, in excess of the limits of Section 12(d)(1) of the 1940 Act subject to compliance with the conditions of the Rule; and

WHEREAS, an Acquiring Fund may, from time to time, invest in shares of one or more Acquired Funds in excess of the limitations of Section 12(d)(1)(A) in reliance on the Rule.

NOW THEREFORE, in accordance with the Rule, the Acquiring Funds and the Acquired Funds desire to set forth the following terms pursuant to which the Acquiring Funds may invest in the Acquired Funds in reliance on the Rule.

I.	TERMS OF INVESTMENT

1.1              In order to help reasonably address the risk of undue influence on an Acquired Fund by an Acquiring Fund, and to assist the Acquired Fund's investment adviser with making the required findings under the Rule, each Acquiring Fund and each Acquired Fund agree as follows solely with respect to an investment by such Acquiring Fund in an Acquired Fund that exceeds the limits in Section 12(d)(1)(A)(i) of the 1940 Act:

(i)    In-kind redemptions. The Acquiring Fund acknowledges and agrees that, if and to the extent consistent with the Acquired Fund's registration statement, as amended from time to time, the Acquired Fund may honor any redemption request partially or wholly in-kind.

(ii)   Timing/advance notice of redemptions. The Acquiring Fund will use reasonable efforts to spread redemption requests greater than $200 million over multiple days or to provide advance notification of such redemption requests to the Acquired Fund(s) if practicable and consistent with the Acquiring Fund's best interests. The Acquired Fund acknowledges and agrees that any notification provided pursuant to the foregoing is not a commitment to redeem and constitutes an estimate that may differ materially from the amount, timing and manner in which a redemption request is submitted, if any.

(iii)   Scale of investment. Upon a reasonable request by an Acquired Fund, the Acquiring Fund will provide summary information regarding the anticipated timeline of its investment in the Acquired Fund and the scale of its contemplated investment in the Acquired Fund. The Acquired Fund acknowledges and agrees that any information provided pursuant to the foregoing is not a commitment to purchase and constitutes an estimate that may differ materially from the amount, timing and manner in which a purchase order is submitted, if any.

1.2              Section 1.1 shall not apply to any purchases or sales of Acquired Funds that are listed in the secondary market.

1.3              In order to assist each Acquiring Fund's investment adviser (the "Adviser") or sub-adviser with evaluating the complexity of the structure and fees and expenses associated with an investment in an Acquired Fund, each Acquired Fund shall provide each Acquiring Fund and its Adviser (and if applicable, sub-adviser) with information reasonably requested to comply with the terms and conditions of Rule 12d1-4, including information on the fees and expenses of the Acquired Fund.

II.	REPRESENTATIONS OF THE ACQUIRING AND ACQUIRED FUNDS

2.1              In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquired Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to Acquired Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquiring Fund if the Acquired Fund fails to comply with the Rule with respect to an investment by the Acquiring Fund, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.

2.2              Each Acquired Fund agrees that any information regarding planned purchases or redemptions of shares of an Acquired Fund provided pursuant to Section 1.1 will be treated confidentially, used solely for the purposes of this Agreement, and will not be disclosed to any third party without the prior consent of the Acquiring Fund, except for directors/trustees, officers, employees, accountants and other advisers of the Acquired Fund and its affiliates on a need-to-know basis and solely for the purposes of this Agreement.

2.3              Each Acquired Fund represents that it will not purchase or otherwise acquire during the term of this Agreement, the securities of an investment company or private fund (as defined in the Rule) where immediately after such purchase or acquisition, the securities of investment companies and private funds owned by the Acquired Fund have an aggregate value in excess of 10% of the value of the total assets of the Acquired Fund except as otherwise permitted by the Rule and guidance issued thereunder by the SEC or its Staff, or relevant SEC exemptive relief.

2.4              In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquiring Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to the Acquiring Fund; and (ii) comply with its obligations under this Agreement.

III.	CERTIFICATIONS

3.1              Each Underlying Trust, on behalf of itself and its respective Acquired Funds, agrees to deliver to the relevant Fidelity Trust and the Adviser on an annual basis a certificate, duly certified by the President or any Vice President of the Underlying Trust, substantially in the form attached hereto as Exhibit A.

3.2              Each Underlying Trust, on behalf of itself and its respective Acquired Funds, acknowledges that such certificate will be accepted and reasonably relied upon by a Fidelity Trust, the Adviser and their affiliates as conclusive evidence of the facts set forth therein.

IV.	NOTICES

All notices, including all information that either party is required to provide under the terms of this Agreement and the Rule, shall be in writing and shall be delivered by registered mail, overnight mail or electronic mail to the address for each party specified below, which address may be changed from time to time by written notice to the other party.

If to a Fidelity Trust or an Acquiring Fund:

Jason Pogorelec

c/o Fidelity Investments

88 Black Falcon Avenue

Boston, Massachusetts 02210

E-mail: jason.pogorelec@fmr.com

and

Kenneth Robins

c/o Fidelity Investments

88 Black Falcon Avenue

Boston, Massachusetts 02210

E-mail: kenneth.robins@fmr.com

With a copy to:

Brian Blackburn

88 Black Falcon Avenue

c/o Fidelity Investments

Boston, Massachusetts 02210

E-mail: brian.blackburn@fmr.com

If to an Underlying Trust or an Acquired Fund:

Frank Gecsedi

Chief Compliance Officer - DBX Trust

DWS Investment Management Americas, Inc.

875 Third Avenue

New York, NY 10022

E-mail: frank.gecsedi@db.com

With a copy to:

John Millette

Secretary - DWS Funds

DWS Investment Management Americas, Inc.

100 Summer Street, 8th Floor

Boston, MA 02110

E-mail: john.millette@db.com

And

Nicole Grogan

Head of Strategic Relationships, Americas

DWS Distributors, Inc.

875 Third Avenue

New York, NY 10022

E-mail: Nicole.grogan@dws.com

V.	TERMINATION; ASSIGNMENT; AMENDMENT; GOVERNING LAW

5.1              This Agreement shall be effective for the duration of the Acquired Funds' and/or the Acquiring Funds' reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time. While the terms of the Agreement shall only be applicable to investments in Funds made in reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time, the Agreement shall continue in effect until terminated pursuant to Section 5.2.

5.2              This Agreement shall continue until terminated in writing by either party upon sixty (60) days' notice to the other party. Upon termination of this Agreement, the Acquiring Funds may not purchase additional shares of the Acquired Funds beyond the Section 12(d)(1)(A) limits in reliance on the Rule.

5.3              This Agreement may not be assigned by either party without the prior written consent of the other. In the event either party assigns this Agreement to a third party as provided in this Section, such permitted third party shall be bound by the terms and conditions of this Agreement applicable to the assigning party.

5.4	This Agreement may be amended only by a writing that is signed by each affected party.

5.5              This Agreement will be governed by the laws of the Commonwealth of Massachusetts without regard to its choice of law principles.

5.6              In any action involving the Acquiring Funds under this Agreement, each Acquired Fund agrees to look solely to the individual Acquiring Funds that are involved in the matter in controversy and not to any other series of the relevant Fidelity Trust.

5.7              In any action involving the Acquired Funds under this Agreement, each Acquiring Fund agrees to look solely to the individual Acquired Funds that are involved in the matter in controversy and not to any other series of the relevant Underlying Trust.

5.8              The parties are hereby put on notice that no director/trustee, officer, employee, agent, employee or shareholder of the Funds shall have any personal liability under this Agreement, and that this Agreement is binding only upon the assets and property of the applicable Funds.

VI.	USE OF NAME

6.1              Each Underlying Trust hereby consents to the use of its name, the name of each Acquired Fund and the names of their affiliates in the Acquiring Funds' disclosure documents, shareholder communications, advertising, sales literature and similar communications. No Acquired Fund shall use the name or any tradename, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof of the Adviser, a Fidelity Trust, an Acquiring Fund, or any of their affiliates in its marketing materials unless it first receives prior written approval of the relevant Acquiring Fund and its investment adviser.

6.2              It is understood that the name of each party to this Agreement, and any derivatives thereof or logos associated with that name is the valuable property of the party in question and/or its affiliates, and that each other party has the right to use such names pursuant to the relationship created by this Agreement only so long as this Agreement shall continue in effect. Upon termination of this Agreement, the parties shall forthwith cease to use the names of the other parties (or any derivative or logo) as appropriate and to the extent that continued use is not required by applicable laws, rules and regulations.

VII.	MISCELLANEOUS

7.1              Counterparts. This Agreement may be executed in two or more counterparts, each of which is deemed an original but all of which together constitute one and the same instrument.

7.2              Severability. If any provision of this Agreement is determined to be invalid, illegal, in conflict with any law or otherwise unenforceable, the remaining provisions hereof will be considered severable and will not be affected thereby, and every remaining provision hereof will remain in full force and effect and will remain enforceable to the fullest extent permitted by applicable law.

7.3              Additional Acquiring Funds and Acquired Funds; Additional Investment Companies.

7.3.1         In the event that a Fidelity Trust or an Underlying Trust wishes to include one or more series in addition to those originally set forth on Schedules A and B, respectively, the relevant party shall so notify the other party in writing, and if the other party agrees in writing, such series shall hereunder become an Acquiring Fund or Acquired Fund, as the case may be, and Schedule A or Schedule B, as appropriate, shall be amended accordingly.

7.3.2         Certain open-end investment companies (or series thereof) advised by Strategic Advisers LLC ("SAI") or any investment adviser controlling, controlled by or under common control with SAI (each, an "Affiliated Investment Company") may subsequently determine to invest in shares of one or more Acquired Funds in excess of the limitations of Section 12(d)(1)(A) and (B) in reliance on the Rule and may desire to be included under this Agreement. In such event, such Affiliated Investment Company shall so notify the Underlying Trust in writing, and if the Underlying Trust agrees in writing, such Affiliated Investment Company shall hereunder become a Fidelity Trust or Acquiring Fund, as the case may be, and Schedule A shall be amended accordingly.

7.4              Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Each Fidelity Trust listed on Schedule A, on behalf of itself and each of its Acquiring Funds, Severally and Not Jointly

/s/ Stacie Smith

Name:

Title: Officer

Each Underlying Trust on behalf of itself and its respective Acquired Funds listed on Schedule B, Severally and Not Jointly

/s/ Freddi Klassen

Name:  Freddi Klassen

Title:     CEO & President

SCHEDULE A

Fidelity Trusts and Acquiring Funds

Fidelity Trusts	Acquiring Funds
Fidelity Equity and High Income Funds:
Fidelity Advisor Series I	All current and future series
Fidelity Advisor Series VII	All current and future series
Fidelity Advisor Series VIII	All current and future series
Fidelity Beacon Street Trust	All current and future series
Fidelity Capital Trust	All current and future series
Fidelity Central Investment Portfolios LLC	All current and future series
Fidelity Concord Street Trust	All current and future series
Fidelity Congress Street Fund	All current and future series
Fidelity Contrafund	All current and future series
Fidelity Commonwealth Trust	All current and future series
Fidelity Commonwealth Trust II	All current and future series
Fidelity Covington Trust	All current and future series
Fidelity Destiny Portfolios	All current and future series
Fidelity Devonshire Trust	All current and future series
Fidelity Exchange Fund	All current and future series
Fidelity Financial Trust	All current and future series
Fidelity Hanover Street Trust	All current and future series
Fidelity Hastings Street Trust	All current and future series
Fidelity Investment Trust	All current and future series
Fidelity Magellan Fund	All current and future series
Fidelity Mt. Vernon Street Trust	All current and future series
Fidelity Puritan Trust	All current and future series
Fidelity Securities Fund	All current and future series
Fidelity Select Portfolios	All current and future series
Fidelity Summer Street Trust	All current and future series
Fidelity Trend Fund	All current and future series

Fidelity Trusts	Acquiring Funds
Variable Insurance Products Fund	All current and future series
Variable Insurance Products Fund II	All current and future series
Variable Insurance Products Fund III	All current and future series
Variable Insurance Products Fund IV	All current and future series
Fidelity Fixed Income and Asset Allocation Funds:
Fidelity Aberdeen Street Trust	All current and future series
Fidelity Advisor Series II	All current and future series
Fidelity Advisor Series IV	All current and future series
Fidelity Boylston Street Trust	All current and future series
Fidelity California Municipal Trust	All current and future series
Fidelity California Municipal Trust II	All current and future series
Fidelity Central Investment Portfolios II LLC	All current and future series
Fidelity Charles Street Trust	All current and future series
Fidelity Colchester Street Trust	All current and future series
Fidelity Court Street Trust	All current and future series
Fidelity Court Street Trust II	All current and future series
Fidelity Garrison Street Trust	All current and future series
Fidelity Hereford Street Trust	All current and future series
Fidelity Income Fund	All current and future series
Fidelity Massachusetts Municipal Trust	All current and future series
Fidelity Merrimack Street Trust	All current and future series
Fidelity Money Market Trust	All current and future series
Fidelity Municipal Trust	All current and future series
Fidelity Municipal Trust II	All current and future series
Fidelity Newbury Street Trust	All current and future series
Fidelity New York Municipal Trust	All current and future series
Fidelity New York Municipal Trust II	All current and future series
Fidelity Oxford Street Trust	All current and future series
Fidelity Oxford Street Trust II	All current and future series
Fidelity Phillips Street Trust	All current and future series

Fidelity Trusts	Acquiring Funds
Fidelity Revere Street Trust	All current and future series
Fidelity Salem Street Trust	All current and future series
Fidelity School Street Trust	All current and future series
Fidelity Union Street Trust	All current and future series
Fidelity Union Street Trust II	All current and future series
Variable Insurance Products Fund V	All current and future series
Fidelity Alts Funds
Fidelity Greenwood Street Trust	All current and future series

SCHEDULE B

Underlying Trusts and Acquired Funds

Underlying Trusts	Acquired Funds
DBX ETF Trust	Xtrackers MSCI Europe Hedged Equity ETF

 Exhibit A

Form of Officer's Certificate

I, [                    ], the duly elected and qualified [President/Vice President] of [                     ] hereby certify in my capacity as such officer, pursuant to that certain Fund of Funds Investment Agreement, dated as of [                      ], by and among each Fidelity Trust, on behalf of itself and each Acquiring Fund, and each Underlying Trust, on behalf of itself and each Acquired Fund (the "Investment Agreement"), that during the preceding calendar year:

(a)	no Acquired Fund purchased or otherwise acquired the securities of an investment company or private fund (as defined in the Rule) where immediately after such purchase or acquisition, the securities of investment companies and private funds owned by the Acquired Fund had an aggregate value in excess of 10% of the value of the total assets of the Acquired Fund except as otherwise permitted by the Rule and guidance issued thereunder by the SEC or its Staff, or relevant SEC exemptive relief; and

(b)	each Acquired Fund complied with all applicable terms and conditions of the Rule and the Investment Agreement.

Capitalized terms used and not otherwise defined herein shall have the meanings as defined in the Investment Agreement.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the        day of                            , 202_.

Name:

Title: [President/Vice President]